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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1999, relating to the consolidated financial statements which appears in the 1998 Annual Report to Shareholders of VF Corporation, which is incorporated by reference in the VF Corporation Annual Report on Form 10-K for the year ended January 2, 1999. We also consent to the incorporation by reference of our report dated February 4, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Greensboro, North Carolina
July 30, 1999